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                             Exhibit 99

                            Press Release

                               Dated

                          September 9, 1998





















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                              PRESS RELEASE



Today's date: September 9, 1998         Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
                      (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on September 8, 1998, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on October 9, 1998, to stockholders of record at close of business on September 30, 1998.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB (formerly known as Jacksonville Savings and Loan Association), that conducts business through six branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of June 30, 1998, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $242.7 million, liabilities and deferred income of $207.6 million and stockholder's equity of $35.1 million.
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